                                                                     EXHIBIT 11
                                                                     Page 1 of 2
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                           THREE MONTHS ENDED
                                                        -----------------------
                                                         JUNE 29,    JUNE 24,
                                                           1996       1995
                                                        ---------- -----------
 PRIMARY
   Net income                                           $ 5,896,702 $ 4,543,432
                                                        =========== ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                        18,589,972  18,301,028
                                                        =========== ===========

   Primary earnings per common share                    $       .32 $       .25
                                                        =========== ===========


 FULLY DILUTED:
   Net income                                           $ 5,896,702 $ 4,543,432

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                                511,994     532,391
                                                        ----------- -----------

   Fully diluted earnings                               $ 6,408,696 $ 5,075,823
                                                        =========== ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                                 18,589,972  18,356,348

     Additional shares assuming conversion
      of Convertible Subordinated Debentures              3,374,685   3,374,685
                                                        ----------- -----------

     Weighted average number of common
      shares outstanding as adjusted                     21,964,657  21,731,033
                                                        =========== ===========

   Fully diluted earnings per common share              $       .29 $       .23
                                                        =========== ===========





 * See Note B of the notes to unaudited interim financial statements.

                                                                     EXHIBIT 11
                                                                     Page 2 of 2
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                          NINE MONTHS ENDED
                                                       -------------------------
                                                        JUNE 29,      JUNE 24,
                                                          1996          1995
                                                       -----------  ------------
 PRIMARY:
   Net income                                          $15,049,525   $10,568,351
                                                       ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                       18,466,117    18,313,789
                                                       ===========   ===========

   Primary earnings per common share                   $       .82   $       .58
                                                       ===========   ===========



 FULLY DILUTED:
   Net income                                          $15,049,525   $10,568,351

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                             1,535,982     1,597,175
                                                       -----------   -----------

   Fully diluted earnings                              $16,585,507   $12,165,526
                                                       ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                                18,472,447    18,356,348

     Additional shares assuming conversion
      of Convertible Subordinated Debentures             3,374,685     3,374,685
                                                       -----------   -----------

    Weighted average number of common
      shares outstanding as adjusted                    21,847,132    21,731,033
                                                       ===========   ===========


   Fully diluted earnings per common share             $       .76   $       .56
                                                       ===========   ===========





 *  See Note B of the notes to unaudited interim financial statements.





                                       22